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                                                                   EXHIBIT  21.1

                           LAKELAND  BANCORP,  INC.
                       SUBSIDIARIES  OF  THE  REGISTRANT




        Name                         Jurisdiction of Incorporation
        ----                         -----------------------------


Lakeland Bank                        New Jersey chartered bank

Lakeland Investment Corporation      Delaware

The National Bank of Sussex County   National Bank